EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, Geoffroy van Raemdonck, as Chief Executive Officer of Neiman Marcus Group LTD LLC (the Company), and Adam Orvos, as Chief Financial Officer of the Company, each hereby certifies, that, to such officer’s knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 27, 2018 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 6, 2018	/s/ GEOFFROY VAN RAEMDONCK
Geoffroy van Raemdonck Chief Executive Officer

Dated:	December 6, 2018	/s/ ADAM ORVOS
Adam Orvos Executive Vice President, Chief Financial Officer and Chief Operating Officer